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                                                                    EXHIBIT 2.10


                    ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS


          NUMBER                        [GRAPHIC]                SHARES


                           HAR-WHIT/PITT'S & SPITT'S, INC.

                                     COMMON STOCK
      The Corporation is Authorized to Issue 100,000,000 Shares Common Stock -
                               Par Value $.001 Per Share


THIS CERTIFIES THAT ___________________________________________ IS THE OWNER OF

__________________________________________FULLY PAID AND NON-ASSESSABLE SHARES

                of the Common Stock of HAR-WHIT/PITT'S & SPITT'S, INC.

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

     IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.

DATED
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          SECRETARY                                       PRESIDENT